Exhibit 99.1

Explanation of Responses:

(1) Shares of Common Stock acquired by BUSC in the acquisition of Common Stock by certain indirect wholy-owned subsidiaries by BAM (the “Acquisition”) for consideration of $15.10 per share of Common Stock, paid in shares of Class A Limited Voting Shares of BAM.

(2) Common Stock held directly by BUSC.  Each of (i) BUSH, the sole shareholder of BUSC, and (ii) Brascan, as the sole shareholder of BUSH, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock directly beneficially owned by BUSC.  In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BUSC is reported herein.  Each of BUSH and Brascan disclaim beneficial ownership of all shares of Common Stock that are beneficially owned by BUSC, except to the extent of any indirect pecuniary interest therein.  In the internal restructuring described in note (4), these shares of Common Stock were contributed by BUSC to Brookfield Retail Split II LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of BAM (“BR Split II”).

(3) In an internal restructuring on January 25, 2011, the date of the Acquisition, among indirect wholly-owned subsidiaries of BAM, the shares of Common Stock acquired by BUSC in the Acquisition, together with the 39,403,972 shares of Common Stock acquired by Brookfield (US) Investments Ltd., a Bermuda company and an indirect wholly-owned subsidiary of BAM, in the acquisition, were contributed to BR Split II at the purchase price per share of Common Stock paid in the Acquisition, in exchange for limited liability company interests in BR Split II.  BRGP, a wholly-owned subsidiary of BUSC and an indirect wholly-owned subsidiary of BAM, is the manager of BR Split II. Following the internal restructuring, BR Split II directly held 113,331,456 shares of Common Stock. BR Split II subsequently contributed the shares of Common Stock to Brookfield Retail Holdings VI LLC, a Delaware limited liability company, wholly-owned subsidiary of BR Split II and indirect wholly-owned subsidiary of BAM (“BRH VI”)

(4) Common Stock held directly by BRH VI following the contribution of such shares of Common Stock by BR Split II to BRH VI.  Each of (i) BUSC, as a member of BR Split II, and shareholder of BRGP, the manager of BR Split II, (ii) BUSH, the sole shareholder of BUSC, and (iii) Brascan, as the sole shareholder of BUSH, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock directly beneficially owned by BRH VI.  In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH VI is reported herein.  Each Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by BRH VI, except to the extent of any indirect pecuniary interest therein.

(5) Common Stock held directly by BRH.

(6) Common Stock held directly by Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”).

(7) Common Stock held directly by Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”).

(8) Common Stock held directly by Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”).

(9) Common Stock beneficially owned by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”) and held in title by US Retail Holdings LLC (“BUSRH”).

(10) Common Stock beneficially owned by Brookfield Retail Holdings IV-C LLC, a Delaware limited liability company (“BRH IV-C”) and held in title by BUSRH.

(11) Common Stock held directly by Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D” and, together with BRH, BRH II, BRH III, BRH IV-A, BRH IV-B and BRH IV-C, the “Investment Vehicles”).

(12) Each of (i) BUSC, as an indirect shareholder in BRS and the sole shareholder of BRGP, the general partner of BRS, (ii) BUSH, as the sole shareholder of BUSC, and (iii) Brascan, as the sole shareholder of BUSH, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that are directly beneficially owned by each Investment Vehicle. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by the Investment Vehicles is reported herein.  Each Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.